                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 11, 1997
                 Date of earliest event reported: June 10, 1997

                               ATLAS CORPORATION
             (Exact name of registrant as specified in its charter)
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


         DELAWARE            1-2714              13-5503312
        (State of            (Commission         (IRS Employer
        Incorporation)       File Number)        Identification No.)

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                       370 SEVENTEENTH STREET, SUITE 3050
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)


                                 (303) 629-2440
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     The news release dated June 10, 1997 a copy of which is attached as Exhibit 99 hereto, is incorporated herein by reference and made a part hereof.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ATLAS CORPORATION

           Date: June 11, 1997          By:  /s/ James R. Jensen
                                             -------------------
                                             James R. Jensen
                                             Treasurer, Controller & Secretary


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                                 EXHIBIT INDEX


Exhibit No.                    Description                        Page No.
-----------                    -----------                        --------

99.                       News Release dated June 10, 1997            5


                                  Page 4 of 5


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ATLAS CORPORATION                                          NEWS RELEASE

370 SEVENTEENTH STREET, SUITE 3050                         NYSE:  AZ
DENVER, CO  80202
USA

                  BARRICK PURCHASES ATLAS'S GOLD BAR PROPERTY
                       _________________________________

DENVER, COLORADO JUNE 10, 1997 ATLAS CORPORATION ("Atlas") announced today that Barrick Gold Exploration Inc. ("Barrick"), a subsidiary of Barrick Gold Corporation, on June 6, 1997 completed the purchase from Atlas of more than 90% of Atlas's Gold Bar properties with an option to acquire the balance within two years. The Gold Bar claim block, situated in Eureka County, Nevada on the prolific Battle Mountain-Eureka Trend, covers approximately 100 square miles and contains the Gold Bar mill, a 3,200 ton per day carbon-in-leach facility.

On June 6, 1997 Atlas received $1,000,000 in cash from Barrick and Barrick purchased one million Atlas Common Shares at $1 per share. Under the terms of the purchase, during the next two years Barrick will spend $3,000,000 on the property. At Barrick's election, after the two year term, the balance of the Gold Bar property will be conveyed to Barrick and Atlas may elect either to receive an additional $15,000,000 in cash and retain a 2% net smelter royalty, or to participate with Barrick in the further exploration and development of Gold Bar as a 25% carried joint venture participant. If Atlas elects to participate as a joint venture partner Barrick will spend a minimum of $15,000,000 on the project. Alternatively, if Barrick chooses not to acquire the balance of the properties within the two year period, all of Barrick's interest in the Gold Bar properties will be reconveyed to Atlas.

Atlas Corporation is an international diversified mining company with gold properties and development projects in North America and lead, zinc and silver production in Bolivia, South America. The Company's publicly traded 65%-owned subsidiary Cornerstone Industrial Minerals Corporation produces the industrial mineral perlite from its Oregon facility.

FOR FURTHER INFORMATION PLEASE CONTACT:

Leslie Young
Director, Investor Relations
Phone:  303-629-2435

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